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                    MORGAN STANLEY MORTGAGE SECURITIES TRUST
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        NOVEMBER 1, 2009 - APRIL 30, 2010

                                                                     AMOUNT OF    % OF    % OF
                                      OFFERING                        SHARES    OFFERING  FUNDS
    SECURITY      PURCHASE/  SIZE OF  PRICE OF     TOTAL AMOUNT      PURCHASED PURCHASED  TOTAL
    PURCHASED    TRADE DATE OFFERING   SHARES       OF OFFERING       BY FUND   BY FUND  ASSETS       BROKERS        PURCHASED FROM
---------------- ---------- -------- --------- -------------------- ---------- --------- ------ ------------------- ----------------
Ford Credit Auto  11/18/09     --      $99.998          197,300,000    700,000     0.35%  0.72%      Barclays           JP Morgan
Owner Trust 2009                                                                                  Capital, Morgan
 E A3 1.510% due                                                                                  Stanley, HSBC,
    1/15/2014                                                                                     Credit Suisse,
                                                                                                    J.P. Morgan

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